UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 3, 2013

RANCHER ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
of incorporation)	Number)	Number)

P.O. Box 40, Henderson, Colorado 80640

(Address of Principal Executive Offices) (Zip Code)

(303) 629-1125

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 3, 2013, the Rancher Energy Corp. board of directors granted non-qualified stock options to each of its four directors: Jon C. Nicolaysen, Mathijs van Houweninge, Jeffrey B. Bennett, and A.L. (Sid) Overton (together the “Directors”). In addition to being a member of the board of directors, Mr. Nicolaysen is Rancher’s principal executive officer and president.

The options vested on grant and gave each director the right to acquire 2,500,000 shares of Rancher common stock for ten years at an exercise price of $0.01 per share. These options were not granted pursuant to any stock option plan but pursuant to an option agreement executed by Rancher and each director. Under the option agreements (and in addition to standard anti-dilution events), the exercise price for the options granted shall be reduced to any lower exercise price for options that may be granted by the Board to any director, officer, or employee of Rancher through December 2, 2015.

Each of the Directors surrendered for cancellation options they had previously held to acquire 2,500,000 shares that were granted under Rancher’s 2006 Stock Incentive Plan (the “Old Options”). The Old Options were fully vested, and were exercisable through October 27, 2019 for a price of $0.035 per share. The Old Options were canceled and are of no further force or effect.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

As previously reported on Rancher’s Current Report on Form 8-K dated October 3, 2013, Rancher is a party to a Participation Agreement for the drilling of two wells in the Niobrara formation in northern Colorado, named Kowach #3-25 and Voloshin #3-25.

As of the date of this Current Report, the drilling of the Kowach #3-25 well has reached total vertical depth of approximately 7,900 feet. Based on positive testing (but cognizant of the remaining risks), Rancher and the other working interest owners elected to complete the Kowach #3-25 well. This completion will not be commenced until after the Voloshin #3-25 well is drilled.

Rancher and the other working interest owners also elected to drill the second well, Voloshin #3-25, which was spudded on November 30, 2013.

Although Rancher is optimistic about the wells, Rancher does not know whether the wells will be capable of sustained commercial production, and it will not know until the wells are completed and production (if any) commences.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

RANCHER ENERGY CORP.

By:   /s/ Jon C. Nicolaysen

Jon C. Nicolaysen, President and

Chief Executive Officer

Date: December 9, 2013